HOWTEK, INC.


                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                    As Trustee under Howtek, Inc.'s Indenture
                          Dated as of December 1, 1986


                          Second Supplemental Indenture


                          Dated as of December 31, 1998







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


     Cross Reference Sheet of provisions of the Trust Indenture Act of 1939 with Indenture dated as of December 1, 1986, as supplemented by a First Supplemental Indenture dated May 12, 1987, and a Second Supplemental Indenture dated as of December 31, 1998 between Howtek, Inc. and Continental Stock Transfer & Trust Company, as Trustee:


Section of Act                   Section of Indenture
--------------                   --------------------
310(a)(1) and (2)                8.9
310(a)(3) and (4)                Not applicable
310(b)                           8.8 and 8.10(b)
310(c)                           Not applicable
311(a)                           8.13(a)
311(b)                           8.13(b)
311(c)                           Not applicable
312(a)                           6.1 and 6.2(a)
312(b)                           6.2(b)
312(c)                           6.2(c)
313(a)                           6.4(a)
313(b)                           6.4(b)
313(c)                           6.4(c)
313(d)                           6.4(d)
314(a)                           6.3
314(b)                           Not applicable
314(c)                           17.6
314(d)                           Not applicable
314(e)                           17.6
315(a)(c) and (d)                8.1
315(b)                           7.7
315(e)                           7.8
316(a)                           7.1, 7.6 and 9.4
316(b)                           7.4, 7.6 and 11.2
317(a)                           7.2
317(b)                           5.4
318(a)                           17.8


Note: This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.


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


     SECOND SUPPLEMENTAL INDENTURE, dated as of the 31st day of December 1998, made and entered into by and between Howtek, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and Continental Stock Transfer & Trust Company, a limited purpose trust company duly organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture dated as of December 1, 1986 (hereinafter sometimes called the "Indenture"), this instrument (hereinafter sometimes called the "Second Supplemental Indenture") being supplement thereto;

     WHEREAS, the Company has duly authorized, executed and delivered to the Trustee, the Indenture providing for the issuance thereunder by the Company, and the authentication and delivery by the Trustee, of an aggregate principal amount of up to $8,625,000 of the Company's 9% Convertible Subordinated Debentures due December 1, 2001 (the "Debentures");

     WHEREAS, Section 4.1 of the Indenture, as amended, provides that the holder of any Debenture shall have the right, at his option, after May 18, 1987 and prior to the close of business on December 1, 2001 to convert the principal amount of such Debenture into shares of Common Stock of the Company subject to the terms and provisions set forth in the Indenture;

     WHEREAS, Article I of the Indenture defines the "Conversion Price" to mean the price per share of Common Stock as stated in the Debenture and the Debenture states the Conversion Price to be $19.00 per share, subject to adjustment as set forth in Section 4.3 of the Indenture;

     WHEREAS, the Company wishes to amend the Indenture to provide for the Conversion Price to be $1.00 per share during the period from December 31, 1998 through March 15, 1999, unless such period is extended in the sole discretion of the Company;

     WHEREAS, Section 11.1 of the Indenture provides that a supplemental indenture may be entered into without the consent of the Debentureholders under certain circumstances described therein, and the purposes of the Second Supplemental Indenture are among the purposes contemplated by Section 11.1; and

     WHEREAS, the execution and delivery by the Company of this Second Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that in consideration of the premises and the sum of One Dollar ($1.00) to it duly paid by the Trustee at the execution hereof, the receipt of which is hereby acknowledged,


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


the Company hereby covenants and agrees to and with the Trustee as follows:

     Section 1. The Conversion Price of the Debentures shall be $1.00 per share, subject to adjustment as set forth in Section 4.3 of the Indenture, during the period from December 31, 1998 through and including March 15, 1999, unless extended in the sole discretion of the Company.

     Section 2. Debentures authenticated and delivered after the execution of this Second Supplemental Indenture and before March 15, 1999 (or such later date to which the reduced Conversion Price has been extended) shall bear the following notation:

     "Reference is made to the Second Supplemental Indenture dated as of December 31, 1998 between Howtek, Inc. and Continental Stock Transfer & Trust Company, as Trustee, whereby the Conversion Price of the Debentures was set as $1.00 per share, subject to such adjustment, if any as may be required by the provisions of the Indenture, during the period from December 31, 1998 through and including [March 15, 1999, unless such period is extended in the sole discretion of the Company] [Insert date to which period is extended, if applicable]"

     Section 3. Except as hereby expressly amended, all the terms, provisions and conditions of the Indenture and the Debentures outstanding thereunder shall remain in full force and effect.

     Section 4. The terms used in this Second Supplemental Indenture, unless otherwise defined herein, shall have the meanings assigned thereto in the Indenture.

     Section 5. This Second Supplemental Indenture may be simultaneously executed in one or more counterparts and all said counterparts executed and delivered as an original shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Second Supplemental Indenture has been executed by the parties hereto as of the day and year first above written.


                                          HOWTEK, INC.


(corporate seal)                          By: /s/ W Scott Parr
                                             ------------------------------
                                              W. Scott Parr, President

Attest:



--------------------------



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



  Secretary                               CONTINENTAL STOCK TRANSFER &
                                                 TRUST COMPANY



(corporate seal)                          By: /s/ H.R. Drews
                                             ------------------------------
                                              H.R. Drews
Attest:                                       Vice President and
                                              Senior Trust Officer


----------------------
  Secretary





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